April 26, 2005

Edward J. Swotek, Senior Vice President

Immediately

First Quarter 2005 Sets Earnings Per Share Record for TierOne Corporation

LINCOLN, NE – April 26, 2005 — TierOne Corporation (NASDAQ: TONE) (“Company”), the holding company for TierOne Bank (“Bank”), reported record quarterly diluted earnings per share of $0.43 for the three months ended March 31, 2005, or a 30.3 percent increase, compared to diluted earnings per share of $0.33 for the same period one year ago.

Net income increased 18.5 percent for the three months ended March 31, 2005 to $7.2 million compared to $6.1 million for the same period in 2004.

Highlights from the first quarter of 2005 include:

•	Net interest income grew 37.1 percent to $24.3 million for the quarter ended March 31, 2005 compared to $17.7 million for the three months ended March 31, 2004;
•	Quarterly loan originations, excluding warehouse lines of credit and purchases, achieved a record of $420.8 million for the three months ended March 31, 2005, a 79.7 percent increase above the same period one year ago;
•	Total deposits grew $131.1 million to $2.0 billion at March 31, 2005 compared to $1.9 billion at December 31, 2004;
•	Deposit account fees increased 34.3 percent to $2.8 million for the three months ended March 31, 2005 compared to $2.1 million for the same period in 2004; and
•	The Bank launched its comprehensive Online Mortgage Center in January, the first Internet-based mortgage rate and application service available from a financial services provider headquartered in the Bank’s market area.

“Our record levels of performance achieved during the first quarter were reflective of our commitment to build earnings from core operations,” said Gilbert G. Lundstrom, chairman and chief executive officer. “Successful execution of key fundamentals, combined with leveraging several new opportunities, contributed toward building long-term stockholder value.”

With the first quarter 2005 performance, the Company has now produced six consecutive quarters of double-digit earnings per share growth on a quarter-over-comparable quarter basis.

Synopsis of First Quarter 2005 Performance

Net Interest Income

Net interest income for the three months ended March 31, 2005 increased 37.1 percent to $24.3 million compared to $17.7 million for the same period in 2004. The increase was primarily attributable to continued growth in the Bank’s net loans receivable portfolio combined with an increase in the average yield on interest-earning assets.

Average interest rate spread increased to 3.24 percent for the three months ended March 31, 2005 compared to 3.21 percent for the three months ended December 31, 2004 and 3.01 percent for the three months ended March 31, 2004. Net interest margin also increased during the first quarter 2005 to 3.46 percent compared to 3.40 percent for the quarter ended December 31, 2004 and 3.35 percent for the first quarter of 2004. Increases in both average interest rate spread and net interest margin were a result of the Bank’s continued emphasis on realigning its growing loan portfolio toward shorter-term, higher-yielding loans with adjustable interest rates.

Noninterest Income

Total noninterest income increased $534,000, or 9.8 percent, to $6.0 million for the three months ended March 31, 2005 compared to $5.4 million for the three months ended March 31, 2004. The increase in noninterest income was primarily the result of a $960,000 increase in non-deposit and lending related fees, a $717,000 increase in deposit fees and a $155,000 net gain on loans held for sale. The first quarter 2005 increase was partially offset by a $1.5 million reduction in other income which was solely related to a one-time gain in early 2004 associated with the merger of the Bank’s defined benefit pension plan with an unrelated third party plan.

Noninterest Expense

For the three months ended March 31, 2005, total noninterest expense amounted to $18.0 million compared to $12.6 million for the same period in 2004. The $5.4 million quarter-over-quarter increase was primarily driven by a $2.4 million increase in salary and employee benefits, a $2.1 million increase in other operating expenses and a $722,000 increase in net occupancy expenses. The increase in noninterest expense primarily relates to the United Nebraska Financial Co. acquisition completed in August 2004.

Asset Quality

Nonperforming loans at March 31, 2005 declined 2.4 percent to $10.0 million, or 0.37 percent of net loans, compared to $10.2 million, or 0.39 percent of net loans, at December 31, 2004. Nonperforming assets also declined to $10.4 million, or 0.34 percent of total assets, at March 31, 2005 compared to $10.6 million, or 0.35 percent of total assets, at December 31, 2004.

Provisions for loan losses were $788,000 for the three months ended March 31, 2005 compared to $934,000 for the three months ended March 31, 2004. Allowances for loan losses as a percent of net loans increased to 1.02 percent at March 31, 2005 compared to 1.01 percent at December 31, 2004.

Loan charge offs, net of recoveries, for the three months ended March 31, 2005 were $367,000 compared to $434,000 for the same period one year ago. Automobile and other consumer-related loans constituted the majority of charge offs for the March 31, 2005 quarterly period.

Consolidated Statements of Financial Condition

Total assets for the Company at March 31, 2005 amounted to $3.0 billion and remained essentially unchanged from December 31, 2004. Year-to-date growth of $16.4 million in net loans was offset by a $14.9 million reduction in cash and cash equivalents and an $8.8 million decline in investment and mortgage-backed securities as the Company continued to shift selected assets into higher-yielding loan products. In comparison to March 31, 2004, total assets have grown by $785.2 million, or 34.8 percent, from $2.3 billion due primarily to acquisitions and purchases completed in mid- to late-2004 and continued core growth throughout the previous 12-month period.

Total liabilities at March 31, 2005 declined $10.9 million, or 0.4 percent, to $2.8 billion compared to December 31, 2004. The quarterly decline in 2005 year-to-date liabilities was partially driven by a $133.7 million reduction in advances from the Federal Home Loan Bank and other borrowings offset by a $131.1 million increase in deposits. Contributing to deposit growth during the first quarter of 2005 was a marketing program designed to increase deposit balances, establish new customer relationships and to strategically grow deposits rather than increase the Bank’s outstanding borrowings.

Stockholders’ equity increased $3.6 million, or 1.3 percent, to $280.7 million at March 31, 2005 compared to $277.0 million at December 31, 2004. The increase in stockholders’ equity during the first quarter of 2005 was attributable primarily to a $6.3 million increase in retained earnings from quarterly net income partially offset by a $3.4 million increase in treasury stock resulting from stock repurchases completed during the period. The Bank continues to exceed all federally-mandated capital requirements and remains classified as “well capitalized”; the highest level awarded by regulatory authorities.

During the three-month period ended March 31, 2005, the Company repurchased 140,800 shares of its common stock in the open market. These repurchases were part of a third, Board-approved stock buyback program authorized in July 2004 granting the Company the authority to repurchase up to ten percent, or 1,828,581 shares, of common stock outstanding. A total of 1,687,781 shares remain eligible to be repurchased under this buyback program. To date, over 4.4 million shares have been repurchased and are presently categorized as treasury stock on the Company’s balance sheet.

The Company paid its fifth consecutive quarterly cash dividend of $0.05 per share on March 31, 2005 to stockholders of record at March 15, 2005.

Other Developments

The Bank unveiled in January its Online Mortgage Center, a new and innovative approach to mortgage lending via the Internet. The comprehensive online service enables potential borrowers to research the Bank’s interest rates and lending products and apply for their mortgage loan online 24 hours a day, seven days a week. The Bank was the first financial institution in its market area to offer this level of comprehensive online mortgage service.

In early February, the Bank was recognized by the U.S. Department of Agriculture Rural Development as one of the top ten lenders in Nebraska in fiscal 2004 for its guaranteed rural housing loan program. The program was designed to attract and retain families in rural areas to further encourage community economic growth and vitality. The Bank earned the award by providing over $1.6 million in guaranteed rural housing loans to eligible homebuyers throughout non-metropolitan areas of Nebraska.

In early April, the Bank was presented the Nebraska Business & Professional Women’s Organization’s 2005 “State Employer of the Year” award. The award recognizes equitable workplace practices and policies for leadership that enhance the community as well as exceptional responsiveness to the personal and professional needs of female employees.

Corporate Profile

TierOne Corporation is the parent company of TierOne Bank, a $3.0 billion federally chartered savings bank and the largest financial institution headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 68 banking offices located in Nebraska, Iowa and Kansas and eight loan production offices located in Arizona, Colorado, Florida, Minnesota and North Carolina.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income; competitive factors which could affect net interest income and noninterest income; changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality and general economic conditions; unanticipated issues associated with the execution of the Company’s strategic plan; unanticipated difficulties in realizing the growth opportunities and cost savings from recent acquisitions; unanticipated issues related to the resultant integration of recent acquisitions; as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

TierOne Corporation
Consolidated Statements of Financial Condition
March 31, 2005 (Unaudited) and December 31, 2004

(Dollars in thousands, except per share data)	March 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$55,083	$70,030
Investment securities:
Held to maturity, at cost which approximates fair value	122	126
Available for sale, at fair value	123,051	127,757
Mortgage-backed securities, available for sale, at fair value	32,049	36,175
Loans receivable:
Net loans (includes loans held for sale of $15,287 and $11,956
at March 31, 2005 and December 31, 2004, respectively)	2,671,429	2,654,986
Allowance for loan losses	(27,252)	(26,831)

Net loans after allowance for loan losses	2,644,177	2,628,155

Federal Home Loan Bank stock	54,878	54,284
Premises and equipment, net	37,448	38,220
Accrued interest receivable	15,735	15,573
Goodwill	42,283	42,283
Other intangible assets, net	11,409	11,877
Other assets	24,553	23,601

Total assets	$3,040,788	$3,048,081

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,995,898	$1,864,761
Advances from Federal Home Loan Bank and other borrowings	707,965	841,666
Advance payments from borrowers for taxes, insurance and
other escrow funds	24,335	26,565
Accrued interest payable	6,557	6,308
Accrued expenses and other liabilities	25,372	31,758

Total liabilities	2,760,127	2,771,058

Stockholders' equity:
Preferred stock, $0.01 par value. 10,000,000 shares
authorized; none issued	--	--
Common stock, $0.01 par value. 60,000,000 shares authorized;
18,147,511 and 18,287,811 shares issued and outstanding
at March 31, 2005 and December 31, 2004	226	226
Additional paid-in capital	356,524	355,986
Retained earnings, substantially restricted	52,606	46,263
Treasury stock, at cost; 4,427,564 and 4,287,264 shares at
March 31, 2005 and December 31, 2004, respectively	(101,653)	(98,254)
Unallocated common stock held by Employee Stock
Ownership Plan	(14,298)	(14,674)
Unearned common stock held by Management
Recognition and Retention Plan	(11,510)	(12,229)
Accumulated other comprehensive loss, net	(1,234)	(295)

Total stockholders' equity	280,661	277,023

Total liabilities and stockholders' equity	$3,040,788	$3,048,081

TierOne Corporation
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended March 31,
(Dollars in thousands, except per share data)	2005	2004
Interest income:
Loans receivable	$37,466	$27,163
Investment securities	2,034	927
Other interest-earning assets	--	--

Total interest income	39,500	28,090

Interest expense:
Deposits	8,898	5,655
Advances from Federal Home Loan Bank and other borrowings	6,266	4,687

Total interest expense	15,164	10,342

Net interest income	24,336	17,748
Provision for loan losses	788	934

Net interest income after provision for loan losses	23,548	16,814

Noninterest income:
Fees and service charges	4,888	3,113
Income (loss) from real estate operations, net	2	(77)
Net gain (loss) on sales of:
Investment securities	13	--
Loans held for sale	471	316
Real estate owned	36	--
Gain on pension plan curtailment	--	1,456
Other operating income	565	633

Total noninterest income	5,975	5,441

Noninterest expense:
Salaries and employee benefits	10,220	7,864
Occupancy, net	2,188	1,466
Data processing	508	504
Advertising	914	693
Other operating expense	4,204	2,069

Total noninterest expense	18,034	12,596

Income before income taxes	11,489	9,659
Income tax expense	4,311	3,599

Net income	$7,178	$6,060

Net income per common share, basic	$0.44	$0.34

Net income per common share, diluted	$0.43	$0.33

Dividends declared per common share	$0.05	$0.05

Average common shares outstanding, basic (000's)	16,180	17,939

Average common shares outstanding, diluted (000's)	16,606	18,332

TierOne Corporation
Selected Financial and Other Data

(Dollars in thousands)	March 31, 2005	December 31, 2004
Selected Financial and Other Data:
Total assets	$3,040,788	$3,048,081
Cash and cash equivalents	55,083	70,030
Investment securities:
Held to maturity, at cost which approximates fair value	122	126
Available for sale, at fair value	123,051	127,757
Mortgage-backed securities, available for sale, at fair value	32,049	36,175
Loans receivable:
Loans held for sale	15,287	11,956
Total loans receivable	3,108,197	3,077,254
Unamortized premiums, discounts and deferred loan fees	5,238	7,228
Undisbursed portion of construction and land
development loans in process	(457,293)	(441,452)

Net loans	2,671,429	2,654,986
Allowance for loan losses	(27,252)	(26,831)

Net loans after allowance for loan losses	2,644,177	2,628,155

Deposits	1,995,898	1,864,761
Advances from Federal Home Loan Bank and other borrowings	707,965	841,666
Stockholders' equity	280,661	277,023
Nonperforming loans	9,982	10,232
Nonperforming assets	10,415	10,614
Allowance for loan losses	27,252	26,831
Nonperforming loans as a percent of net loans	0.37%	0.39%
Nonperforming assets as a percent of total assets	0.34%	0.35%
Allowance for loan losses as a percent of
nonperforming loans	273.01%	262.23%
Allowance for loan losses as a percent of net loans	1.02%	1.01%

	Three Months Ended March 31,
Selected Operating Ratios:	2005	2004
Average yield on interest-earning assets	5.62%	5.30%
Average rate on interest-bearing liabilities	2.38%	2.29%
Average interest rate spread	3.24%	3.01%
Net interest margin	3.46%	3.35%
Average interest-earning assets to average
interest-bearing liabilities	110.24%	117.23%
Net interest income after provision for loan
losses to noninterest expense	130.58%	133.49%
Total noninterest expense to average assets	2.40%	2.28%
Efficiency ratio (1)	59.50%	54.32%
Return on average assets	0.95%	1.10%
Return on average equity	10.23%	8.16%
Average equity to average assets	9.33%	13.44%
(1)	Efficiency ratio is calculated as total noninterest expense divided by the sum of net interest income and total noninterest income.

TierOne Corporation
Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

	March 31, 2005		December 31, 2004
(Dollars in thousands)	Amount	%	Amount	%
Real estate loans:
One-to-four family residential (1)	$400,435	12.82%	$418,270	13.54%
Second mortgage residential	227,774	7.29	255,222	8.26
Multi-family residential	129,449	4.15	142,454	4.61
Commercial real estate and land	627,893	20.10	597,114	19.33
Residential construction	634,242	20.31	601,075	19.46
Commercial construction	312,332	10.00	282,399	9.14
Agriculture	63,814	2.04	66,830	2.16

Total real estate loans	2,395,939	76.71	2,363,364	76.50

Business loans	151,692	4.86	142,675	4.62

Agriculture - operating	65,676	2.10	71,223	2.31

Warehouse mortgage lines of credit	125,596	4.02	132,928	4.30

Consumer loans:
Home equity	59,491	1.90	56,441	1.83
Home equity line of credit	143,177	4.58	142,725	4.62
Home improvement	72,429	2.32	73,386	2.37
Automobile	82,696	2.65	80,512	2.61
Other	26,788	0.86	25,956	0.84

Total consumer loans	384,581	12.31	379,020	12.27

Total loans	3,123,484	100.00%	3,089,210	100.00%

Unamortized premiums, discounts
and deferred loan fees	5,238		7,228
Undisbursed portion of construction and
land development loans in process	(457,293)		(441,452)

Net loans	2,671,429		2,654,986
Allowance for loan losses	(27,252)		(26,831)

Net loans after allowance for loan losses	2,644,177		2,628,155

(1) Includes loans held for sale	$15,287		$11,956

CONTACT:	Edward J. Swotek, Senior Vice President Investor Relations Department (402)473-6250 investorrelations@tieronecorp.com

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